                                                                    EXHIBIT 11.1


                               UNIFY CORPORATION
                     STATEMENT OF COMPUTATION OF PRO FORMA
                               NET LOSS PER SHARE



                                                                                            YEAR ENDED APRIL 30,
                                                                                            --------------------
                                                                                              1995       1996
                                                                                            ---------  ---------
                                                                                               (IN THOUSANDS,
                                                                                              EXCEPT PER SHARE
                                                                                                   DATA)
Net loss..................................................................................  $    (479) $    (938)
                                                                                            ---------  ---------
Shares used in computing pro forma net loss per share:
  Weighted average shares of common stock outstanding.....................................      1,328      1,297
  Weighted average shares of redeemable preferred stock outstanding (1)...................      3,218      3,451
  Staff Accounting Bulletin No. 83 grants and issuances...................................      1,093        579
                                                                                            ---------  ---------
                                                                                                5,639      5,327
                                                                                            ---------  ---------
Pro forma net loss per share..............................................................  $   (0.08) $   (0.18)
                                                                                            ---------  ---------
                                                                                            ---------  ---------


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(1) Computed using the as-if-converted method.